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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 9, 2001, except as to the subsequent event described in Note 14 which is as of June 29, 2001, relating to the consolidated financial statements of ImageWare Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Diego, CA
June 29, 2001